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                                                                     EXHIBIT 5.1
                           OPINION REGARDING LEGALITY

                                February 9, 2000

WebLink Wireless, Inc.
Attn: Frederick A. Anderson, Esq.
3333 Lee Parkway, Suite 100
Dallas, Texas   75219

        Re: WebLink Wireless, Inc. Fifth Amended and Restated 1991 Stock Option Plan, as amended

Dear Gentlemen:

     We have acted as counsel for WebLink Wireless, Inc., a Delaware corporation (the "Corporation"), in connection with the offer and sale by the Corporation of up to 8,850,000 shares of common stock (the "Shares"), par value $0.0001 per share, of the Corporation pursuant to the Corporation's Fifth Amended and Restated 1991 Stock Option Plan, as amended, and the Corporation's Registration Statement on Form S-8 being filed with the Securities and Exchange Commission on February 9, 2000 (the "Registration Statement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

     We have examined originals, or copies identified to our satisfaction as being true copies, of (a) the Corporation's Certificate of Incorporation, (b) the Corporation's Bylaws, as currently in effect, (c) minutes of meetings or unanimous consents in lieu of meetings of the Corporation's board of directors and stockholders, certificates of officers of the Corporation and public officials and statutes as we have deemed necessary for the purpose of this opinion.

     Based upon such examination and in reliance thereon, we are of the opinion that the Shares will, upon issuance in accordance with the terms contemplated in the Company's Fifth Amended and Restated 1991 Stock Option Plan, as amended, and Registration Statement, be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this Firm in the Registration Statement and Prospectus included therein.

                                             Very truly yours,

                                             WINSTEAD SECHREST & MINICK P.C.

                                             By: /s/Robert E. Crawford, Jr.
                                                 --------------------------
                                                    Robert E. Crawford, Jr.